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                                                                   EXHIBIT 99

CONTACT:
Emily Riley - phone: 215 564.6600, ext. 3328
              email: emily.riley@radianmi.com


RADIAN ISSUES NOTICE OF REDEMPTION FOR PREFERRED STOCK

PHILADELPHIA, Pa., July 16, 2002-- Radian Group Inc. (NYSE: RDN) today issued a notice of redemption for the company's $4.125 Preferred Stock, par value $.001 per share.

The notice calls for the redemption of all 800,000 outstanding shares of Radian's preferred stock on August 15, 2002. Pursuant to the company's sinking fund redemption obligation, 72,000 shares will be redeemed at $50.00 per share, and the remaining 728,000 shares will be redeemed at $54.125 per share. Accrued and unpaid dividends on the shares to the date of redemption will also be paid as part of the redemption price.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian's subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. Additional information may be found at www.radiangroupinc.com.



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